UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2017 (January 27, 2017)

USG Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 1-8864

Delaware	36-3329400
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
550 West Adams Street, Chicago, Illinois	60661-3676
(Address of principal executive offices)	(Zip Code)

(312) 436-4000
Registrant’s telephone number, including area code

Check  the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On January 27, 2017, USG Corporation (“USG”) entered into Amendment No. 1 (the “Amendment”) to its existing Fourth Amended and Restated Credit Agreement (the “Credit Agreement”), dated as of October 22, 2014, among USG and CGC Inc., as borrowers, JPMorgan Chase Bank, N.A. and JP Morgan Chase Bank, N.A., Toronto Branch, as administrative agents, the lenders and issuing banks party thereto and Bank of America, N.A. and Wells Fargo Bank, N.A., as co-syndication agents.

The Amendment, among other things, proportionally decreased certain thresholds in the definitions of “Payment Conditions” and “Threshold Amount” in order to allow USG greater flexibility in complying with the covenants contained in the Credit Agreement in the future.  The decreased thresholds follow USG’s reduction of the maximum borrowing limit under the Credit Agreement from $450 million to $180 million in December 2016, which was implemented due to lower borrowing availability under the Credit Agreement as a result of the sale of L&W Supply Corporation in the fourth quarter of 2016.  The sale of L&W Supply Corporation significantly reduced USG’s receivables and inventory, and thus borrowing base, under the Credit Agreement.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference. The Credit Agreement was filed by USG as Exhibit 10.19 to its Annual Report on Form 10-K dated February 12, 2015 and is also incorporated herein by reference.

Section 2 – Financial Information

Item 2.02	Results of Operations and Financial Condition.

On February 1, 2017, USG issued a press release containing earnings information for the quarter and fiscal year ended December 31, 2016.  A copy of the press release is furnished as Exhibit 99.1 hereto.  As previously announced, a conference call and webcast to discuss fourth quarter and fiscal year 2016 results will be held at 8:00 a.m. Central Time on February 1, 2017.  A copy of the slides to be presented as part of the webcast is available on the USG website, www.usg.com, in the Investor Relations section.

The information contained in this Item 2.02, including Exhibit 99.1 hereto, shall not be deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended, and it shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.  The information on USG’s website is not, and will not be deemed to be, a part of this report or incorporated into any of USG’s other filings with the Securities and Exchange Commission except where USG expressly incorporates such information.

Section 8 – Other Events

Item 8.01	Other Events.

On January 31, 2017, USG’s Board of Directors approved a share repurchase program under which USG may purchase up to $250 million of its common stock.  USG intends to execute the share repurchases over the next twelve to eighteen months.  Under the program, USG may repurchase shares from time to time in open market or privately negotiated transactions, subject to market conditions and in accordance with applicable securities laws. There is no guarantee as to the exact number of shares or value that will be repurchased under the stock repurchase program and USG may discontinue purchases at any time. Whether USG makes any repurchases will depend on many factors, including but not limited to its business and financial performance, the business and market conditions at the time, including the price of USG shares, and other factors that management considers relevant. Repurchases are expected to be made from available cash on hand.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1 – Amendment No. 1, dated as of January 27, 2017, to the Fourth Amended and Restated Credit Agreement, dated as of October 22, 2014, among USG Corporation and CGC Inc., as borrowers, JPMorgan Chase Bank, N.A. and JP Morgan Chase Bank, N.A., Toronto Branch, as administrative agents, the lenders and issuing banks party thereto and Bank of America, N.A. and Wells Fargo Bank, N.A., as co-syndication agents.

Exhibit 99.1 – USG Corporation press release dated February 1, 2017.

Cautionary Statement Regarding Forward-Looking Statements

Items 1.01 and 8.01 of this Form 8-K contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 related to management’s expectations about future conditions, including USG’s future compliance with covenants in the Credit Agreement and the execution, funding and timing of USG’s share repurchase program. Actual business, market or other conditions may differ materially from management’s expectations and, accordingly, may affect USG’s future compliance with covenants in the Credit Agreement and its execution of, and intentions regarding, its share repurchase program. Any forward-looking statements represent USG’s views only as of the date of this Form 8-K and should not be relied upon as representing USG’s views as of any subsequent date. USG assumes no obligation to update any forward-looking information contained in this Form 8-K. Information concerning the factors that may impact the forward-looking statements in this Form 8-K may be found in USG’s filings with the Securities and Exchange Commission, including the “Risk Factors” in USG’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarter ended September 30, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION
Registrant

Date:	February 1, 2017	By:	/s/ Matthew F. Hilzinger
Matthew F. Hilzinger,
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1

Amendment No. 1, dated as of January 27, 2017, to the Fourth Amended and Restated Credit Agreement, dated as of October 22, 2014, among USG Corporation and CGC Inc., as borrowers, JPMorgan Chase Bank, N.A. and JP Morgan Chase Bank, N.A., Toronto Branch, as administrative agents, the lenders and issuing banks party thereto and Bank of America, N.A. and Wells Fargo Bank, N.A., as co-syndication agents

99.1	USG Corporation press release dated February 1, 2017